SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS — FINANCIAL CONDITION AND LIQUIDITY — “Capital Requirements and Contractual Obligations” of Mississippi Power Company (the “Company”) in Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”) for a description of the Company’s capital requirements for its construction program. In October 2008, the Company’s Board of Directors approved a new capital budget for 2009 and 2010. The Company’s current estimate of construction costs for 2009 is approximately $280,000,000 and for 2010 is approximately $447,000,000.  The current estimates of construction costs for 2009 and 2010 are specifically subject to the Company filing a request for a certificate of public convenience and necessity with the Mississippi Public Service Commission (the “Mississippi PSC”) for authority to construct, own, and operate the integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Project”), and the subsequent approval of that request by the Mississippi PSC. See MANAGEMENT’S DISCUSSION AND ANALYSIS — FUTURE EARNINGS POTENTIAL — “Construction Projects” in Item 7 of the Form 10-K and MANAGEMENT’S DISCUSSION AND ANALYSIS — FUTURE EARNINGS POTENTIAL — “Integrated Coal Gasification Combined Cycle” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”) for additional information regarding the Project. The Company’s estimated construction costs are forward-looking statements and actual construction costs may vary materially from these estimates because of changes in such factors as: business conditions; environmental statutes and regulations; Federal Energy Regulatory Commission rules and regulations; load projections; storm impacts; the cost and efficiency of construction labor, equipment, and materials; the cost and availability of capital; and other risk factors described in the Form 10-K and the Form 10-Q. In addition, there can be no assurance that costs related to capital expenditures will be fully recovered.  The Southern Company system financial plan, including its capital budget, is expected to be reviewed by The Southern Company’s Board of Directors in early 2009.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2008	MISSISSIPPI POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary